                                                                     EXHIBIT 4.2

                            REGISTRATION RIGHTS AGREEMENT

                            Dated as of February 26, 1996

                                     relating to

                     Up to $57,500,000 Aggregate Principal Amount

                            of 7% Convertible Subordinated

                                    Notes due 2006

                                     by and among

                              Richey Electronics, Inc.,

                              Jefferies & Company, Inc.

                                         and

                             Cruttenden Roth Incorporated

                            REGISTRATION RIGHTS AGREEMENT


        This Registration Rights Agreement (this "Agreement") is made and entered into as of February 26, 1996, by and among Richey Electronics, Inc., a Delaware corporation (the "Company") and Jefferies & Company, Inc. and Cruttenden Roth Incorporated (the "Initial Purchasers"), who have purchased or have the right to purchase up to $57,500,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2006 (the "Notes") of the Company pursuant to the Purchase Agreement dated February 21, 1996 (the "Purchase Agreement"), between the Company and the Initial Purchasers.

        In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement. All defined terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement or in the Indenture (as such term is defined below) governing the Notes.

        The parties hereby agree as follows:

SECTION 1.    DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the following meanings:

        ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        AFFILIATE:  "Affiliate" means, with respect to any specified person,
(i) any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or (ii) any officer or director of such other person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

        BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

        CLOSING DATE: The earliest date of original issuance of any of the Notes to the Initial Purchasers.

        COMMISSION:  The Securities and Exchange Commission.

        COMMON STOCK: The Common Stock, par value $0.001 per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, issued or issuable upon conversion of the Notes.

        DAMAGES PAYMENT DATE: Each March 1 or September 1 following a Registration Default, unless no Registration Default shall have occurred and been continuing since the next preceding September 1 or March 1, respectively.

        EFFECTIVENESS TARGET DATE:  As defined in Section 2.

        EFFECTIVENESS PERIOD:  As defined in Section 2.

        EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


                                          1.

        HOLDER: The registered holder or holder of record of any Transfer Restricted Securities, and any other beneficial owner of Transfer Restricted Securities of which the Company has knowledge.

        INDENTURE: The Indenture, dated as of February 15, 1996, among the Company and First Trust of California, National Association, as Trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

        MANAGING UNDERWRITERS: The investment banking firm or firms that shall manage or co-manage an Underwritten Offering.

        NASD:  National Association of Securities Dealers, Inc.

        OFFERING CIRCULAR: The Final Offering Circular, dated February 21, 1996, and all amendments and supplements thereto, relating to the Notes and prepared by the Company pursuant to the Purchase Agreement.

        PERSON: An individual, association, partnership, joint venture, joint stock company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

        RECORD HOLDER: (i) With respect to the Notes, each Person who is identified on the Note register (as defined in the Indenture) as a Holder of record of Notes on the February 15 or August 15 prior to the applicable Damages Payment Date and (ii) with respect to the Common Stock, each Person who is a Holder of record of Common Stock on the date fifteen (15) days prior to the applicable Damages Payment Date.

        REGISTRATION DEFAULT:  As defined in Section 3 hereof.

        REGISTRATION EXPENSES:  As defined in Section 5 hereof.

        REGISTRATION STATEMENT: Any registration statement of the Company which covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including any Shelf Registration Statement, any Subsequent Shelf Registration, any Prospectus, any amendments and supplements to any such registration statement, and including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

        RULE 144: Rule 144 under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        RULE 144A: Rule 144A under the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        SHELF REGISTRATION STATEMENT:  As defined in Section 2(a) hereof.

        SPECIAL COUNSEL: Brobeck, Phleger & Harrison LLP, or such other counsel as shall be specified by the holders of a majority of the Transfer Restricted Securities, the fees and expenses of which will be paid by the Company pursuant to Section 6 hereof.

        SUBSEQUENT SHELF REGISTRATION:  As defined in Section 4(r) hereof.

        SUSPENSION PERIOD:  As defined in Section 2(b) hereof.


                                          2.

        TIA: The Trust Indenture Act of 1939, as amended (15 U.S.C. Section 77aaa-77bbbb), as in effect on the date of the Indenture.

        TRANSFER RESTRICTED SECURITIES: Each Note and each share of Common Stock issuable upon conversion of a Note, until the date on which each such Note or such share of Common Stock (i) has been registered under the Act and disposed of in accordance with the Shelf Registration Statement, (ii) is distributed to the public pursuant to Rule 144 or is salable without restriction under the Act pursuant to Rule 144(k) promulgated under the Act (or any similar provisions then in force) or (iii) otherwise is freely transferable under the Act, and, as a result of the event or circumstances described in any of the foregoing clause (i) through (iii), the legends with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture.

        UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.         SHELF REGISTRATION

        (a) The Company shall prepare and file with the Commission, as soon as practicable after the Closing Date, but in any event on or prior to the date sixty (60) days after the Closing Date, a shelf registration statement pursuant to Rule 415 promulgated under the Act (the "Shelf Registration Statement") on Form S-3, or other appropriate form, registering resales of all Transfer Restricted Securities by the Holders in a manner or manners designated by them or by the Special Counsel on their behalf (including, without limitation, one or more Underwritten Offerings). The Company shall use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the date of filing, but in any event on or prior to the date 120 days after the Closing Date (the "Effectiveness Target Date"). The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, subject to the provisions of Section 2(b) hereto, for a period of three years following the last date of original issuance of any of the Notes to the Initial Purchaser or such shorter period that will terminate when each of the Transfer Restricted Securities covered by the Shelf Registration Statement shall cease to be a Transfer Restricted Security (the "Effectiveness Period").

        (b) In the event (A) of the happening of any event of the kind described in Section 4(c)(iii), (iv) or (v) hereof (an "A Event") or (B) that, in the judgment of the Company's Board of Directors, Chief Executive
Officer or Chief Financial Officer, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or similar events (a "B Event"), the Company shall deliver a written certificate (a "Suspension Certificate") to the Special Counsel, the Initial Purchasers, and to the Holders (other than any Holders who have requested in writing not to receive such information), to such effect and stating that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed, subject to the limitations set forth in this Section 2(b) and the provision for liquidated damages set forth in
Section 3. Thereafter, the use of the Prospectus shall be suspended, and the Company, subject to the terms of this Section 2(b), shall thereafter not be required to maintain the effectiveness or amend or update the Shelf Registration Statement, or amend or supplement the Prospectus, for a period of time beginning on the date on which the Company shall have delivered such Suspension Certificate to the Persons referred to in the preceding sentence and ending (i) in the case of suspension upon an A Event, as soon as practicable but not more than thirty (30) days after the Company's delivery of such Suspension Certificate and (ii) in the case of suspension upon a B Event, thirty (30) days after any Holder shall thereafter have delivered to the Company a written certificate in which such Holder represents that it has a present intent to sell Transfer Restricted Securities pursuant to the Shelf Registration Statement upon termination of suspension of the use of the Prospectus (a "Holder Notice").

              The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as practicable, in the case of suspension upon an A Event and, in the case of suspension upon a B Event, as soon as, in the judgment of the Company's Board of Directors, Chief Executive Officer or Chief Financial Officer, disclosure of the material relating to such pending development, filing or event would not have a


                                          3.

materially adverse effect on the Company. As soon as the use of the Prospectus may be resumed, the Company shall deliver a notice to such effect in writing (a "Resumption Notice") to the Special Counsel, the Initial Purchasers, and to the Holders (other than any holder who have requested in writing not to receive such information), together with copies of any amendment or supplement to the Prospectus, any amendment to the Shelf Registration Statement and any additional or supplemental filings which are incorporated by reference in the Shelf Registration Statement. The period (A) beginning (i) in the case of suspension upon an A Event, on the date of delivery of a Suspension Certificate to the Special Counsel, Initial Purchasers and such Holders, or (ii) in the case of suspension upon a B Event, beginning upon the date of delivery of a Holder Notice, and (B) ending on the date of delivery to the Special Counsel, the Initial Purchaser and such Holders of a Resumption Notice, is herein referred to as a "Suspension Period." Notwithstanding the foregoing, (x) the Company shall not under any circumstances be entitled to more that four (4) Suspension Periods in any twelve (12) consecutive months; (y) the aggregate number of days in all Suspension Periods relating to one or more B Events in any twelve (12) consecutive months shall not exceed sixty (60) days, and (z) no one Suspension Period shall exceed thirty (30) days in length.

SECTION 3.         LIQUIDATED DAMAGES

        Each of the Company and the Initial Purchasers (on behalf of themselves and each subsequent Holder of Transfer Restricted Securities) agrees that the Holders of Transfer Restricted Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Shelf Registration has not been filed on or prior to sixty (60) days after the Closing Date, (ii) the Commission shall not have declared the Shelf Registration Statement effective by the Effectiveness Target Date, or (iii) the aggregate number of days in any one Suspension Period exceeds thirty (30) days or the aggregate number of days in all Suspension Periods relating to one or B Events in any twelve (12) consecutive months exceeds sixty (60) days (each of the events of a type described in any of the foregoing clauses (i) through (iv) are individually referred to herein as a "Registration Default." Accordingly, the Company shall pay liquidated damages with respect to Transfer Restricted Securities during the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 outstanding principal amount of Notes and, if applicable, $0.01 per week per share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) of outstanding Common Stock constituting Transfer Restricted Securities. The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 outstanding principal amount of Notes or $0.01 per week per share (subject to adjustment as set forth above) of outstanding Common Stock constituting Transfer Restricted Securities for each subsequent 90-day period until no Registration Default shall exist and be continuing, up to a maximum amount of liquidated damages with respect to any Registration Default of $0.25 per week per $1,000 principal amount of Notes or $0.05 per week per share (subject to adjustment as set forth above) of Common Stock. Such liquidated damages shall be paid on the applicable Damages Payment Date to the Record Holders of such Notes and Common Stock with respect to such Damages Payment Date. Interest shall accrue on liquidated damages which are not paid when due from the applicable Damages Payment Date until paid at a rate per annum equal to that then payable on the Notes as set forth in the Indenture (to the extent payment of such interest is permissible under applicable law). All accrued liquidated damages and accrued interest thereon shall be paid at the office or agency of the Company maintained for that purpose; provided, however, that at the option of the Company, such liquidated damages and interest may be paid by check mailed to the address of such Record Holder at such address as shall appear in the Note Register (as such term is defined in the Indenture) or in the records of the Company's registrar and transfer agent for its Common Stock. Following the cure of a Registration Default or, if earlier, when all of the outstanding Notes and shares of Common Stock issued upon conversion thereof cease to be Transfer Restricted Securities, liquidated damages will cease to accrue with respect to such Registration Default.

        All of the Company's obligations to pay accrued but unpaid liquidated damages and interest set forth in the preceding paragraph which are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


                                          4.

        The parties hereto agree that the liquidated damages and interest provided in this Section 3 constitute a reasonable estimate of the damages that will be incurred by Holders of Transfer Restricted Securities by reason of the failure of the Shelf Registration Statement to be filed, declared effective or to remain effective, as the case may be.

SECTION 4.         REGISTRATION PROCEDURES

        In connection with the Shelf Registration Statement and the Company's registration obligations under Section 2, the Company will use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution or disposition thereof and, in furtherance thereof, the Company will as expeditiously as possible:

        (a) on or prior to the date 60 days after the Closing Date: (i) prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof; (ii) cooperate and assist in any filings required to be made with the NASD; and (iii) use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to the Effectiveness Target Date and to remain effective as provided herein; PROVIDED, THAT at least three (3) full business days before filing a Shelf Registration Statement or any Prospectus, or any amendments or supplements thereto, or any documents to be filed with the Commission before the Shelf Registration Statement shall have been declared effective by the Commission that would be incorporated or deemed to be incorporated in the Shelf Registration Statement by reference, the Company shall furnish to each Holder (if requested by such Holder in writing), each Initial Purchaser, the Special Counsel and the Managing Underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of each such Holder, the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any, and, except as otherwise required by applicable law, the Company shall not (x) file with the Commission, before the Shelf Registration Statement is declared effective, any Registration Statement or amendment thereto or any Prospectus or any supplement or amendment thereto, or (y) file with the Commission any amendment required by the Commission to maintain effectiveness of the Shelf Registration Statement, in either case to which the Holders of at least $5,000,000 principal amount of the Notes constituting Transfer Restricted Securities covered by such Shelf Registration Statement (or Common Stock into which such principal amount of Notes shall have been converted), the Initial Purchasers, the Special Counsel or the Managing Underwriters, if any, shall reasonably object in writing within two (2) business days after the receipt thereof on the basis that the objecting party has concluded in good faith that the filing of such document could violate the Act or the Exchange Act;

        (b) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 2 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 promulgated under the Act, and to comply fully with the applicable provisions of Rule 424 promulgated under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

        (c) advise each Holder (if requested by such Holders in writing), each Initial Purchaser, the Special Counsel and the Managing Underwriters, if any, promptly and, if requested by such Persons, to confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement, a Registration Statement or a post-effective amendment thereto has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for post-effective amendments to any Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purposes, (iv) if any Registration Statement ceases to be effective for any reason


                                          5.

at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been sold or shall have ceased to be Transfer Restricted Securities), (v) of the existence of any fact or the occurrence of any event as a result of which a Shelf Registration Statement (including any amendments thereto and any documents incorporated by reference therein) shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or as a result of which a Prospectus (including any amendment or supplement thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination to file a post-effective amendment to a Shelf Registration Statement;

        (d) furnish to each Holder (if requested by such Holder in writing), each Initial Purchaser, the Special Counsel and the Managing Underwriters, if any, without charge, at least one copy of each Registration Statement, as first filed with the Commission, and of each amendment thereto, including to the extent requested by such Holder (if requested by such selling Holder in writing), such Initial Purchaser, the Special Counsel and the Managing Underwriters, if any, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

        (e) deliver to each Holder, each Initial Purchaser, the Special Counsel and the Managing Underwriters, if any, without charge, at least one copy of the Prospectus (including each preliminary Prospectus) and any amendment, supplement or modification thereto, and such number of additional copies as such Persons may reasonably request (the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and underwriters, if any, in connection with the public offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto);

        (f) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the Initial Purchaser, the Special Counsel and the Managing Underwriters, if any, in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders, the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified nor to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

        (g) cooperate with the selling Holders, the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders may request at least two business days prior to any sale of Transfer Restricted Securities made by such Holders;

        (h) use its best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (f) above;

        (i) upon the existence of any fact or the occurrence of any event as a result of which a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or as a result of which a Prospectus (including any amendment or supplement thereto) shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly prepare and file an


                                          6.

amendment to such Registration Statement or any document incorporated therein by reference or a supplement to such Prospectus or file a document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement, so that the Registration Statement shall thereafter not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that the Prospectus will thereafter not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the Holders, and by the Holders to purchasers of the Transfer Restricted Securities being sold thereunder, and in the case of a post-effective amendment to a Registration Statement, use its best efforts to cause it to become effective as soon as practicable.

        (j) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture and the transfer agent for the Common Stock with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

        (k) make available at reasonable times for inspection by (i) a single representative of Holders of the Transfer Restricted Securities participating in any disposition pursuant to such Shelf Registration Statement, (ii) any attorney or accountant retained by such selling Holders, and (iii) any Holder participating in such distribution who beneficially owns at least $5,000,000 aggregate principal amount of Notes or Common Stock issued upon conversion of Notes in such aggregate principal amount that are Transfer Restricted Securities, all non-confidential financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries reasonably requested by such representative, attorney, accountant or Holder in connection with such Shelf Registration Statement and cause the officers, directors and employees of the Company and its subsidiaries to supply all non-confidential information reasonably requested by any such representative, attorney, accountant or Holder at reasonable times during business hours and upon reasonable notice in connection with such Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness.

        (l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders a consolidated earning statement meeting the requirements of Section 11(a) of the Act (which need not be audited) for the twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

        (m) cause the Indenture to be qualified under the TIA, and, in connection therewith, cooperate with the Trustee, the Holders and the Special Counsel to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

        (n) use its best efforts to cause all Common Stock covered by the Shelf Registration Statement to be listed or quoted on each securities exchange or quotation system on which the Company's Common Stock is then listed no later than the date the Shelf Registration Statement is declared effective and, in connection therewith, to the extent applicable, to make such filings under the Exchange Act (e.g., the filing of a Registration Statement on Form 8-A) as may be required and to have such filings declared effective thereunder as soon thereafter as is practicable; and

        (o) cooperate and assist in any filings required to be made with the NASD.

        (p)   Subject to Section 2(b) and the penultimate paragraph of this
Section 4, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as may be required by applicable law or that may be reasonably requested by any Initial Purchaser or Holder


                                          7.

in order to comply with the requirements of the Act, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such information to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Shelf Registration Statement consistent with clause (i) or (ii) above; PROVIDED, that the Company shall not be required to take any actions under this Section 4(p) that, in the opinion of counsel for the Company would violate applicable law.

        (q) Enter into such agreements (including in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including, in the event of an underwritten offering, those reasonably requested by the Managing Underwriters, if any, or the Holders of a majority of the Transfer Restricted Securities being sold) as may be reasonably requested to expedite or facilitate the disposition of Transfer Restricted Securities and in such connection, whether or not an underwriting agreement is entered into and if the registration is an underwritten registration, (i) make such representations and warranties, subject to the Company's ability to do so, to the Holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, prospectus related thereto and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings; (ii) use its reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, Special Counsel and the Holders of a majority of the Transfer Restricted Securities being sold) addressed to each selling Holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and Managing Underwriters, if any; (iii) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each of the Managing Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Transfer Restricted Securities being sold, the Special Counsel and the Managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing pursuant to such underwriting or similar agreements and to the extent required thereunder.

        (r) If any Shelf Registration Statement (or any Subsequent Shelf Registration) ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Transfer Restricted Securities registered thereunder shall have been sold or shall have ceased to be Transfer Restricted Securities), or if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time, and in any event shall, within thirty (30) days of such cessation of effectiveness, amend the Shelf Registration Statement, or take other appropriate action, as could reasonably be expected to result in the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period (subject to Section 2(b).

        Each Holder of Transfer Restricted Securities agrees: (i) to furnish promptly to the Company upon reasonable request from the Company in writing all information required to be disclosed in the Shelf Registration Statement related to such Holder as necessary in order to make the information previously furnished to the


                                          8.

Company by such Holder not misleading or necessary to cause such Shelf Registration Statement not to omit a material fact with respect to such Holder, and (ii) not to misuse or disclose any confidential or proprietary information relating to the Company which has not been publicly disseminated by the Company and which such Holder of Transfer Restricted Securities receives pursuant to this Agreement.

        Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any Suspension Certificate pursuant to Section 2(b), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement (but without prejudice to such Holder's right to resell or dispose of Transfer Restricted Securities pursuant to an available exemption from registration under the Act) until such Holder's receipt of a Resumption Notice pursuant to Section 2(b). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of the Holder's receipt of such Suspension Certificate.

SECTION 5.         REGISTRATION EXPENSES

        All fees and expenses incident to the performance of the Company's obligations under this Agreement shall be borne by the Company whether or not any Shelf Registration Statement becomes effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the NASD and (y) of compliance with securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the selling Holders of Transfer Restricted Securities in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions as holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with the Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the Special Counsel, the Initial Purchaser, the Managing Underwriters, if any, or the Holders of a majority of the Transfer Restricted Securities included in any Registration Statement), (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, the Special Counsel, the Initial Purchaser or the Managing Underwriters, if any, in connection with the Shelf Registration (provided that the Company shall not be liable for the reasonable fees and expenses of more than one separate firm for all parties (other than the Company) participating in any transaction hereunder), (v) fees and disbursements of all independent certified public accountants, and (vi) fees and expenses of all other Persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. The Holders of Transfer Restricted Securities shall bear the expense of any broker's commission or underwriter's discount or commission with respect to their sale of such Transfer Restricted Securities.

SECTION 6.         INDEMNIFICATION

              (a) The Company agrees to indemnify, defend and hold harmless each Holder, each Initial Purchaser, their respective affiliates, any person who controls any Holder or Initial Purchaser or any of their affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective officers, shareholders, counsel, agents, employees and directors of any such Persons (collectively, "Holder Indemnitees"), from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Holder Indemnitee may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any Prospectus, or the omission or alleged omission to state in any Registration


                                          9.

Statement or Prospectus a material fact required to be stated therein, or necessary to make the statements therein not misleading, or the omission or alleged omission to state in the Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and agrees to reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action, as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable to any Holder, or its respective Holder Indemnitees, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus, in reliance upon and in conformity with written information relating to such Holder furnished to the Company by such Holder specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this
Section 6(a) with respect to any Prospectus shall not inure to the benefit of any Holder or its respective Holder Indemnitees, with respect to a claim by any purchaser of Transfer Restricted Securities from such Holder based upon any untrue statement or alleged untrue statement of a material fact in a Prospectus, or an omission or alleged omission to state therein a material fact, if a copy of an amended, supplemented or modified form of Prospectus corrected any such untrue statement or alleged untrue statement or omission or alleged omission and such Holder failed to send or give a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected to such person, within the time required by law, provided that the Company has delivered such revised, supplemented or modified Prospectus to such Holder in quantity not less than one full business day prior to the sale by such Person asserting such claim.

              (b) Each Holder, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, each Initial Purchaser, each other Holder, their respective affiliates, and any person who controls any such Person within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the respective officers, shareholders, counsel, agents, employees and directors of such Persons, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or the omission or alleged omission to state in any Registration Statement or Prospectus a material fact required to be stated therein or necessary to make the statement, therein not misleading, or the omission or alleged omission to state in any Prospectus a material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading; and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein pursuant to clause (i) of the penultimate paragraph of Section 4.

              (c) If any action is brought against any party (an "indemnified party") in respect of which indemnity may be sought against another party (the "indemnifying party") pursuant to Section 6(a) or 6(b) hereof, such indemnified party shall promptly notify the indemnifying party in writing of the institution of such action (provided, that the failure to give such notice shall not relieve the indemnifying party of any liability which it may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ its or their own counsel in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party shall have failed to assume the defense of such action or the indemnifying party shall have failed to employ counsel reasonably satisfactory to the indemnified party or parties in any such action within a reasonable time after notice of the institution thereof; or (ii) such indemnified party or parties shall have been advised by counsel that there may be one or more defenses available to it or them that are different from or additional to those available to the indemnifying party (in which case, if such indemnified party or parties notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the


                                         10.

indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred; provided, that the indemnifying party shall be responsible for the fees and expenses of only one counsel for all indemnified parties hereunder. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement, provided, however, that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

              (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand and of the Holder on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission related to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

        The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(c) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 7.         INFORMATION REQUIREMENTS

        (a) With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell Transfer Restricted Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of the Transfer Restricted Securities shall have been resold under the Act; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and (iii) furnish to any Holder, upon request, as long as the Holder owns any Transfer Restricted Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Holder of any rule or regulation of the Commission that permits the selling of any Transfer Restricted Securities without registration. Without limiting the generality of the foregoing, at such time as the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will provide, upon request of a Holder, such information as is described in Rule 144A(d)(4) as may be necessary to enable such Holder to transfer any Transfer Restricted Securities by such Holder pursuant to Rule 144(A).

        (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 in order to allow the Company to be eligible to file registration statements on Form S-3 after March 1, 1996.


                                         11.

SECTION 8.         MISCELLANEOUS

        (a) REMEDIES; THIRD PARTY BENEFICIARIES. The Company acknowledges that the Holders of Transfer Restricted Securities have acquired such Transfer Restricted Securities in reliance upon the terms of this Agreement and the Company's obligations hereunder. Each Holder of Transfer Restricted Securities is intended to be a beneficiary of the Company's obligations hereunder and shall be entitled to directly enforce all of the rights provided herein as if it were a signatory hereto, and in addition to being entitled to exercise all rights provided herein, and as granted by law, including recovery of damages, such Holder shall be entitled to specific performance of such Holder's rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b) NO INCONSISTENT AGREEMENTS. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the Holders of Transfer Restricted Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

        (c) NO ADVERSE ACTION AFFECTING THE TRANSFER RESTRICTED SECURITIES. The Company will not take any action with respect to the Transfer Restricted Securities which would adversely affect the ability of any of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

        (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Transfer Restricted Securities (with Holders of Common Stock deemed to be Holders of the aggregate principal amount of Notes converted into such Common Stock for purposes of such calculation). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by the Holders of at least 66-2/3% of the Transfer Restricted Securities being sold.

        (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

              (i) if to a Holder of Transfer Restricted Securities, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar; and

              (ii) if to the Company, Richey Electronics, Inc., 7441 Lincoln Way, Garden Grove, California 92641, Attention: Richard N. Berger and a copy to:

                   Dewey Ballantine
                   333 South Hope Street, 30th Floor
                   Los Angeles, California 90071
                   Attention: Kathy T. Wales


                                         12.

             (iii) if to the Special Counsel, to:

                   Brobeck, Phleger & Harrison LLP
                   One Market, Spear Street Tower
                   San Francisco, CA 94105
                   Attention: George D. Tuttle
                   Telecopy No.: (415) 442-1010

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

        All such notices and communications shall be deemed to have been duly given and delivered: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed or telecopied during regular business hours of the recipient, or if outside such regular business hours, at the opening of business on the next business day; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

        (f) OWNER OF TRANSFER RESTRICTED SECURITIES. The Company will maintain, or will cause the Trustee under the Indenture and its registrar and transfer agent to maintain, registers with respect to the Transfer Restricted Securities in which all transfers of Transfer Restricted Securities of which the Company and such Trustee (in the case of the Notes) and such registrar and transfer agent (in the case of the Common Stock) have received notice will be recorded.

        (g) APPROVAL OF HOLDERS. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Act) (other than the Holders or subsequent Holders of Transfer Restricted Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage. For purposes of calculating the consent or approval of Holders of a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities, Transfer Restricted Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such securities were converted.

        (h) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of any Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder of Transfer Restricted Securities unless and to the extent such successor or assign acquires Transfer Restricted Securities from such Holder. In the event another Person becomes an obligor on the Notes pursuant to the requirements of the Indenture or the Notes become convertible into shares of common stock of a Person other than the Company pursuant to the provisions of Article XII and Article XV of the Indenture, the Company shall at or prior to the consummation of the transaction which resulted or will result in such Person becoming an obligor on the Notes or the Notes becoming convertible into such common stock, to cause such Person to execute and deliver to the Trustee a written agreement under which it shall agree to discharge the obligations of the Company hereunder as if it were the Company for all purposes hereunder to the extent necessary or appropriate to give effect to the intent of the provisions hereof.

        (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

        (j) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                                         13.

        (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        (l) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (m) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        (n) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

        (o) FURTHER ASSURANCES. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

        (p) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate after the Effectiveness Period except for any liabilities or obligations under Sections 6 hereof, which shall remain in effect in accordance with its terms.

                                         14.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  RICHEY ELECTRONICS, INC.


                                  By:     /s/
                                       -----------------------------------------
                                  Name:   Richard N. Berger
                                          --------------------------------------
                                  Title:  Chief Financial Officer
                                          --------------------------------------



Accepted as of the date first
written above:


JEFFERIES & COMPANY, INC.
CRUTTENDEN ROTH INCORPORATED

By: JEFFERIES & COMPANY, INC.


By:  /s/
     -----------------------------------
        Authorized Signatory
           John G. Childs

                                         15.